EXHIBIT 11

STATEMENT  RE: COMPUTATION OF EARNINGS PER SHARE
($000's omitted, except for per share data)


                                                                               Three Months Ended
                                                                                    March 31,
                                                                                1994          1993
                                                                             ----------    -----------
                                                                              (000's omitted except
                                                                              for per share data)
Average Shares outstanding                                                      7,976        7,553

Net effect of dilutive stock options
  based on the treasury stock method
  using average market price                                                      181          163
                                                                             --------     --------

                                       TOTALS                                   8,157        7,716
                                                                             ========     ========

Income before cumulative
  effect of accounting change                                                $  1,655          869
Cumulative effect of change in
  method of accounting for income taxes                                           -0-          390
                                                                             --------     --------
                              NET INCOME                                     $  1,655     $  1,259
                                                                             ========     ========

Per Share:
  Income before cumulative
     effect of change in accounting                                          $    .20     $    .11
  Cumulative effect of change in accounting                                       -0-          .05
                                                                             --------     --------
          NET INCOME PER SHARE                                               $    .20     $    .16
                                                                             ========     ========





Note: Fully diluted calculation is not presented because dilution is less than 3%.